Exhibit 99.11

                                AMENDMENT NO. 1
                TO THE INSTRUMENT OF ASSIGNMENT AND ASSUMPTION

         Amendment No. 1, dated as of December 3, 2002 (this "Amendment"), to the Instrument of Assignment and Assumption, dated as of July 1, 2002 (the "Instrument of Assignment and Assumption"), by and between M & F Worldwide Corp., a Delaware corporation (the "Selling Stockholder"), Mafco Holdings Inc., a Delaware corporation ("Mafco") and Panavision Inc., a Delaware corporation (the "Buyer"). Capitalized terms not otherwise defined herein have the respective meanings set forth in the Instrument of Assignment and Assumption.

                             W I T N E S S E T H:

         WHEREAS, pursuant to the Letter Agreement, dated as of the date hereof, by and between PX Holding Corporation, a Delaware corporation ("PX Holding"), Selling Stockholder, and PVI Acquisition Corp., a Delaware corporation ("PVI Acquisition") and a wholly owned subsidiary of the Selling Stockholder, PX Holding is acquiring 7,320,225 shares of common stock, par value $.01 per share, of Buyer, held by PVI Acquisition (the "Panavision Common Stock"); and

         WHEREAS, in connection therewith, Selling Stockholder, Mafco and Buyer request that Mafco, become a party to the Instrument of Assignment and Assumption and act as co-indemnitor of Selling Stockholder with respect to any liabilities of the former shareholders of Las Palmas Productions, Inc.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:

     1. Amendment to Section 3 of the Instrument of Assignment and Assumption. Section 3 of the Instrument of Assignment and Assumption is hereby amended and restated in its entirety to read as follows:

               "3. The Buyer and Mafco Holdings, Inc., a Delaware corporation ("Mafco"), hereby assume and agree to pay, perform or discharge in accordance with their terms and to indemnify the Selling Stockholder against, subject to the limitations contained in this Instrument of Assignment and Assumption, all liabilities and obligations of the Selling Stockholder to be paid or performed after the Closing Date arising under (i) the EFILM Stock Purchase Agreement and (ii) the Noncompetition Agreement (the "Assumed Liabilities")."

     2. Amendment to Section 6 of the Instrument of Assignment and Assumption. Section 6 of the Instrument of Assignment and Assumption is hereby amended and restated in its entirety to read as follows:

               "6. Other than as specifically set forth in this Instrument of Assignment and Assumption or in Sections 1.1(b) and 1.1(c) of the Stock Purchase Agreement, the Buyer and Mafco shall not assume or be obligated to pay, perform or otherwise discharge any liability or obligation of the Selling Stockholder, direct or indirect, known or unknown, absolute or contingent, other than the Assumed Liabilities."

     3.  Miscellaneous.

         (a) Effect on Instrument of Assignment and Assumption. The Instrument of Assignment and Assumption shall continue in full force and effect as amended by this Amendment. From and after the date hereof, all references to the Instrument of Assignment and Assumption shall be deemed to mean the Instrument of Assignment and Assumption as amended by this Amendment.

         (b) Counterparts. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

         (c) Headings. The section headings in this Amendment are intended solely for convenience and shall be given no effect in the construction and interpretation hereof.

         (d) Governing Law. This Amendment shall be governed and construed in accordance with the laws of the State of Delaware (without giving effect to choice of law principles thereof).



                           [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, Selling Stockholder, Buyer and Mafco have caused this Amendment to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                    M & F WORLDWIDE CORP.


                                    By:  /s/ Howard Gittis
                                         ----------------------------
                                         Name:  Howard Gittis
                                         Title: Chairman of the Board of
                                                Directors, President and
                                                Chief Executive Officer


                                    PANAVISION INC.


                                    By: /s/ Eric W. Golden
                                        ------------------------------
                                        Name:  Eric W. Golden
                                        Title: Executive Vice President
                                               and General Counsel


                                    MAFCO HOLDINGS INC.


                                    By:  /s/ Todd J. Slotkin
                                         -----------------------------
                                         Name:  Todd J. Slotkin
                                         Title: Executive Vice President
                                                and Chief Financial Officer